Washington, D.C. / Phoenix, Arizona / Overland Park, Kansas /
                                 Wichita, Kansas
                            MORRISON & HECKER L.L.P.
                                ATTORNEYS AT LAW

                                2600 Grand Avenue
                        Kansas City, Missouri 64108-4606
                            Telephone (816) 691-2600
                             Telefax (816) 474-4208


                                                                     Exhibit 5.1


                                 August 2, 2000



Universal Money Centers, Inc.
6800 Squibb Road
Mission, Kansas  66202


Ladies and Gentlemen:

     We refer to the Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2, dated August 2, 2000, of Universal Money Centers, Inc. (the "Company"), to be filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 2,014,809 shares of the Company's Common Stock, $.01 par value per share (the "Shares").

     In connection with the foregoing, we have examined such documents, corporate and other records and such questions of law as we deemed appropriate for the purpose of the opinion expressed herein. On the basis of such examination we are of the opinion that the Shares, when issued in exchange for the consideration specified in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                    Very truly yours,

                                    MORRISON & HECKER L.L.P.


                                    By: /s/ James S. Swenson
                                       -------------------------------
                                       James S. Swenson





 Washington, D.C. / Phoenix, Arizona / Overland Park, Kansas / Wichita, Kansas